UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655		06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number	)	(IRS Employer Identification No.	)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:     (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On June 26, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) received the requisite consent of its lenders to Amendment No. 1 to its senior secured bank credit facility (the “Amendment”). The Amendment, among other things, permits the Authority to prepay all or any portion of the existing notes and to pay a premium with respect to such prepayment and the costs of issuance of the notes, which in the aggregate may not exceed $35,000,000. In addition, the Amendment provides that such prepayment premium and issuance costs shall not be taken into account in calculating certain of the Authority’s financial covenants.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

10.1 Amendment No. 1 to the senior secured bank credit facility, dated as of June 26, 2003, by and among the Mohegan Tribal Gaming Authority, the Mohegan Tribe of Indians of Connecticut and Bank of America National Trust and Savings Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: July 1, 2003	By:	/s/ MARK F. BROWN
Mark F. Brown Chairman, Management Board

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to the senior secured bank credit facility, dated as of June 26, 2003, by and among the Mohegan Tribal Gaming Authority, the Mohegan Tribe of Indians of Connecticut and Bank of America National Trust and Savings Association.